EXHIBIT 16

               SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                              KPM EQUITY PORTFOLIO

     The Total Return information shown in the Statement of Additional Information for the KPM Equity Portfolio was calculated as follows:

TOTAL RETURN:

           n
     P(1+T) =ERV
      Where:      P     =  a hypothetical initial payment of $1,000
                  T     =  average annual return
                  n     =  number of years
                  ERV   =  ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of a period, at the end of the period

     The computation of average annual return assumes dividends and distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

     The ending redeemable value assumes a complete redemption at the end of the period.

     Total Return for the Period Ending June 30, 1998

                  P     =  $1,000 (initial value)
                  n     =  1 year
                  ERV   =  $1,089 (ending redeemable value)

                  Solve for T:
                        $1,000 (1+T)1 = 1,089
                           T = .089 or 8.9% annualized

     Total Return from Inception (July 5, 1994) to June 30, 1998:

                  P     =  $1,000 (initial value)
                  n     =  3.9890 years (1456 days)
                  ERV   =  $2,160 (ending redeemable value)

                  Solve for T:
                        $1,000 (1+T)3.9890 = 2,160
                           T = .213 or 21.3% annualized

                           KPM FIXED INCOME PORTFOLIO

     The Total Return information shown in the Statement of Additional Information for the KPM Fixed Income Portfolio was calculated as follows:

TOTAL RETURN:

            n
      P(1+T)  + ERV
      Where:      P     =  a hypothetical initial payment of $1,000
                  T     =  average annual return
                  n     =  number of years
                  ERV   =  ending redeemable value of hypothetical $1,000
                           payment made at the beginning of a period, at the end of the period

     The computation of average annual return assumes dividends and distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

     The ending redeemable value assumes a complete redemption at the end of the period.

     Total Return for the Period Ending June 30, 1998:

                  P     =  $1,000 (initial value)
                  n     =  1 year
                  ERV   =  $1,094 (ending redeemable value)

                  Solve for T:
                        $1,000 (1+T)1 = 1,094
                           T = .094 or 9.4% annualized

     Total Return from Inception (July 5, 1994) to June 30, 1998:

                  P     =  $1,000 (initial value)
                  n     =  3.9890 years (1456 days)
                  ERV   =  $1,344 (ending redeemable value)

                  Solve for T:
                                    3.9890
                        $1,000 (1+T)      = 1,344
                           T = .077 or 7.7% annualized

     The yield quotation for the KPM Fixed Income Portfolio described in the Statement of Additional Information was calculated according to the following formula for the 30 day period ending June 30, 1998.

                                      6
                    YIELD = 2[(a/cd=1) -1]

     a    =    dividends and interest earned during period net for accrued expenses (net of reimbursements) or $52,205.

     c    =    the average daily number of shares outstanding during the period that were entitled to receive dividends or 1,045,660.

     d    =    the maximum offering price per share on the last day of the period or $10.83.

     The yield for the 30-day period was 5.81%.